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                                                                    Exhibit 10.4
                                                               Execution Version



                 MULTI-YEAR PERFORMANCE INCENTIVE BONUS ADDENDUM

      This Addendum Agreement between Larry Pollock ("Pollock") and Cole National Corporation ("Cole National") has been negotiated between Pollock and Cole National pursuant to Paragraph 4(b)(ii) and Exhibit A of Pollock's Employment Agreement (the "Employment Agreement"). The agreed upon terms covering the period of February 1, 2003 to February 1, 2005 (the "Bonus Period") are as follows:

1. The terms of Exhibit A are incorporated herein and made a part of this Addendum Agreement.

2. Seventy-five percent (75%) of the Multi-Year Performance Incentive Bonus for the Bonus Period shall be quantitative and twenty-five percent (25%) shall be qualitative.


      (a). The quantitative component of the bonus shall be based upon the Lehman Projections presented to the parties on August 14, 2003. In order to earn the target bonus set forth in Exhibit A of the Employment Agreement, Pollock must achieve the Lehman Plan objectives for the Bonus Period, and if those objectives are not achieved Pollock shall receive no bonus under this Addendum Agreement. In order to earn the maximum bonus set forth in Exhibit A of the Employment Agreement, Pollock must achieve the Lehman Aggressive objectives for the Bonus Period. If results are in between the two objectives the bonus amount to be paid to Pollock will be prorated and paid out on a straight-line basis. Expenses related to a "change of control" (as defined in the Employment Agreement) or an aborted "change of control" shall be excluded from the results. The quantitative component will be determined one-half (1/2) by EBITDA and one-half (1/2) by Return on Capital
            (calculated by EBITDA as a percentage of capital, both equity and debt), each measured during the Bonus Period.


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                                                                    Exhibit 10.4
                                                               Execution Version

            Each of these two measurements will be weighed equally in determining and calculating the quantitative component of the bonus.

      (b). The qualitative component of the bonus shall be based at the sole discretion of Cole National's Compensation Committee and can range from zero to 100% of the potential contractual formula. The performance areas that will be considered for Pollock to earn the qualitative component of the bonus include tailored marketing and programming for franchisees, leadership development, and effective Board interaction.

3. Anything contained in this Addendum or in the Employment Agreement to the contrary notwithstanding, in the event that a change of control occurs during the Bonus Period, Pollock shall receive a bonus payment in the amount of $500,000, (such amount being referred to herein as the "COC Incentive Bonus Payment"). The COC Incentive Bonus Payment shall be paid to Pollock within ten (10) days following the change of control. Furthermore, in the event of a change of control during the Bonus Period, any COC Incentive Bonus Payment paid to Pollock pursuant to the immediately preceding sentence, shall be credited against the multi-year performance incentive bonus, if any, that Pollock earns for the Bonus Period in the event Pollock continues to be employed under the Employment Agreement for the duration of the Bonus Period following the change of control. If Pollock does not continue to be employed by Cole National or any of its affiliates through the end of the Bonus Period, Pollock will not be entitled to any additional bonus payments (other than the COC Incentive Bonus Payment) under this Addendum for the Bonus Period. The payment of the COC Incentive Bonus Payment under this paragraph shall be disregarded in calculating the payments required to be made


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                                                                    Exhibit 10.4
                                                               Execution Version

      to Pollock pursuant to Paragraph 6(c) of the Employment Agreement. However, for purposes of Section 7 of the Employment Agreement, the payment of the COC Incentive Bonus Payment shall be deemed to have been made pursuant to Section 6(c) of the Employment Agreement.

4. In the event of any extraordinary developments which impact retailers generally, or extraordinary internal developments which impact operations of Cole National, Pollock can request the Compensation Committee of Cole National to re-establish the quantitative terms set forth in this Addendum Agreement. Any such request must be in writing and any agreed upon adjustment to the quantitative terms must also be in writing and signed by both parties in order to be effective. Notwithstanding the foregoing, the Compensation Committee shall have no obligation to make any such adjustment.

      IN WITNESS WHEREOF, the parties have executed this Addendum Agreement on the 26th day of November, 2003.


COLE NATIONAL CORPORATION

BY: /s/ Leslie D. Dunn
   -----------------------------
   Leslie D. Dunn
   Senior Vice President


LARRY POLLOCK, individually

BY: /s/ Larry Pollock
   -----------------------------


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